CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Pre-Effective Amendment to the Registration Statement on Form N-2 of the Cornerstone Total Return Fund, Inc. and to the use of our report dated February 28, 2011 on the financial statement of the Cornerstone Total Return Fund, Inc.

TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
November 14, 2011